PROXY STATEMENT

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
                         505 Main Street, P.O. Box 667
                          Hackensack, New Jersey 07602
                  ------------------------------------------

                      NOTICE OF ANNUAL MEETING OF HOLDERS
                        OF SHARES OF BENEFICIAL INTEREST
                                 APRIL 15, 2003
                  ------------------------------------------

TO THE HOLDERS OF SHARES OF BENEFICIAL INTEREST OF
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY


     The Annual  Meeting of the holders of shares of  beneficial  interest  (the
"Shareholders") of First Real Estate Investment Trust of New Jersey (the "Trust") will be held on Tuesday, April 15, 2003, at the Trust's executive offices, 505 Main Street, Hackensack, New Jersey at 7:30 p.m., Eastern Daylight Savings Time, for the following purposes:

     1. To elect one (1) Trustee, for a term of three (3) years or until his successor has been elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Shareholders of record at the close of business on February 19, 2003 are entitled to notice of and to vote at the meeting.



                                                 /s/ John A. Aiello
                                                     -----------------------
                                                     JOHN A. AIELLO
                                                        Secretary


Hackensack, New Jersey
February 28, 2003










YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

                                ---------------
                                PROXY STATEMENT
                                ---------------

General Information
     This Proxy Statement is furnished to the holders (the "Shareholders") of shares of beneficial interest without par value (the "Shares") of First Real Estate Investment Trust of New Jersey (the "Trust") in connection with the solicitation of proxies for use at the Annual Meeting of the Shareholders to be held on April 15, 2003, and any adjournment thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Holders of Shares of Beneficial Interest. Beneficial interests in the Trust are represented by the Shares, and the Shares are the only authorized, issued and outstanding class of equity of the Trust. A form of proxy for use at the Annual Meeting is also enclosed. The Trust anticipates mailing this Proxy Statement to its Shareholders beginning on February 28, 2003. The executive offices of the Trust are located at 505 Main Street, Hackensack, New Jersey 07601.

     Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the Secretary of the Annual Meeting. Presence at the Annual Meeting does not of itself revoke the proxy. All Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions therein. Proxies submitted without indication will be voted FOR the nominee for Trustee named in this Proxy Statement. The Board of Trustees of the Trust (the "Board of Trustees") is not aware, at the date hereof, of any matters to be presented at the Annual Meeting other than the matter described above, but if any other matter incident to the Annual Meeting is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

     The cost of preparing, assembling and mailing the proxy material is to be borne by the Trust. Proxies for use at the Annual Meeting are being solicited by the Board of Trustees. It is not anticipated that any compensation will be paid for soliciting proxies and the Trust does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail. Members of the Board of Trustees and executive officers of the Trust ("Executive Officers") may also, without additional compensation, solicit proxies, personally or by mail, telephone, telegraph, facsimile transmission or special letter.

Voting Securities

     The only voting securities entitled to vote at the Annual Meeting are the Shares. Each Share entitles its owner to one vote on an equal basis. 3,119,576 Shares were issued and outstanding on the record date, February 19, 2003. Only Shareholders of record on the books of the Trust at the close of business on February 19, 2003 are entitled to notice of and to vote at the Annual Meeting. The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     Trustees are elected by a plurality of the votes cast at the Annual Meeting by the holders of Shares present in person or represented by proxy and entitled to vote. The proxy card provides space for a Shareholder to withhold votes for the nominee to the Board of Trustees.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative votes, authority withheld for the nominee for Trustee, abstentions and broker non-votes. Any proxy submitted and containing any abstention or a broker non-vote will not be counted as a vote cast on any matter to which it relates.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information, as of February 19, 2003, with respect to beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial interests in the Trust, as represented by the Shares, for each Trustee, nominee for Trustee, and Executive Officer of the Trust. The only persons who beneficially own five percent (5%), or more, of the Shares are two (2) Trustees named in the table below.

                   Amount and Nature of Beneficial Ownership
                   -----------------------------------------            (C)
                                                                     Aggregate
                                                                   Number of Shares
                                  (A)                              Deemed to be
                                Aggregate             (B)          Beneficially
                            Number of Shares    Number of Shares      Owned             (D)
                              Beneficially     Acquirable within   (Column A plus     Percent
Name of Beneficial Owner        Owned (1)         60 Days (2)         Column B)       of Class
------------------------    ----------------   -----------------   ----------------   --------
Robert S. Hekemian (3)       164,772 (4)            56,000             220,772          7.0%
Donald W. Barney (3)          87,326 (5)            56,000             143,326          4.5%
Herbert C. Klein, Esq.(6)     96,380 (7)            56,000             152,380          4.8%
Ronald J. Artinian (6)       197,858 (8)            36,000             233,858          7.4%
Alan L. Aufzien (6)            3,000                13,000              16,000           (9)
John A. Aiello, Esq. (10)        --                    --                  --             --
                            ----------------   -----------------   ----------------   --------
All Trustees, Nominees for
Trustee and Executive
Officers as a group
(6 persons)                     549,336             217,000           766,336          23.0%
                            ================   =================   =============      ========


(1) Except as otherwise indicated, all of the Shares are held beneficially and of record.

(2) Shares subject to currently exercisable options granted under the Trust's Equity Incentive Plan.

(3)  A Trustee and Executive Officer of the Trust.

(4) Includes 37,196 Shares held by Mr. Hekemian's wife, with respect to which Mr. Hekemian disclaims beneficial ownership. Also includes (i) 36,736 Shares held by the Hekemian & Co., Inc. Pension Plan of which Mr. Hekemian is a trustee and a participant, (ii) an aggregate of 52,682 Shares which are held by certain partnerships in which Mr. Hekemian is a partner, (iii) 7,098 Shares held in certain trusts for which Mr. Hekemian is a trustee and one trust in which Mr. Hekemian is a beneficiary, and (iv) 20,870 Shares held by the Robert S. Hekemian Family Foundation of which Mr. Hekemian is the President, all of such Shares with respect to which Mr. Hekemian disclaims beneficial ownership thereof except to the extent of his pecuniary interest in the pension plan, partnerships and trusts.

(5) Includes 23,464 Shares held by Mr. Barney's wife, with respect to which Mr. Barney disclaims beneficial ownership.

(6)  A Trustee of the Trust.

(7) Includes 13,875 Shares held by Mr. Klein's wife and 40,580 Shares held in a trust for the benefit of Mr. Klein's son of which Mr. Klein's wife is trustee, with respect to which Mr. Klein disclaims beneficial ownership.

(8) Includes 47,524 Shares which are in a family trust with respect to which Mr. Artinian disclaims beneficial ownership except to the extent of his pecuniary interest in such trust. Also includes 1,800 Shares which are held by Mr. Artinian as custodian for the benefit of his son, with respect to which Mr. Artinian disclaims beneficial ownership.

(9) Shares beneficially owned do not exceed one percent (1%) of the Trust's issued and outstanding Shares.

(10) An Executive Officer of the Trust.

                              ELECTION OF TRUSTEE

     The Trust is governed by the Board of Trustees. The Declaration of Trust provides that the Board of Trustees will consist of not fewer than five (5) nor more than nine (9) Trustees.

     The Board of Trustees has fixed the number of Trustees at five (5). The term of one (1) Trustee shall expire at the Annual Meeting. Each Trustee is elected for a term of three (3) years.

Nominee

     The Board of Trustees has nominated Herbert C. Klein, Esq., consistent with the recommendation of the Nominating Committee, for election at the Annual Meeting to a three (3) year term as a Trustee to commence at the Annual Meeting.

     Mr. Klein is currently a member of the Board of Trustees. Mr. Klein's term of office expires as of the date of the Annual Meeting. Please see the section of this Proxy Statement captioned "Board of Trustees" for a description of the business experience of and other relevant information with respect to Mr. Klein.

     It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the election of Mr. Klein as a Trustee. Should Mr. Klein be unable to serve, the proxies will be voted for the election of such other person as shall be determined by the persons named in the proxy in accordance with their judgment. Management of the Trust is not aware of any reason why Mr. Klein, if elected, would be unable to serve as a Trustee.

     The Board of Trustees recommends a vote "FOR" the election of Herbert C. Klein, Esq. as Trustee.

Board of Trustees

     The  members of the Board of Trustees of the Trust are:


                                                     Year First Elected to
Name                                 Age             the Board of Trustees
----                                 ---             ---------------------
Robert S. Hekemian                   71                    1980
Donald W. Barney                     62                    1981
Herbert C. Klein, Esq.               72                    1961
Ronald J. Artinian                   54                    1992
Alan L. Aufzien                      73                    1992

     Robert S. Hekemian has been active in the real estate industry for more than forty-nine (49) years. Mr. Hekemian has served as Chairman of the Board and Chief Executive Officer of Trust since 1991, and as a Trustee since 1980. From 1981 to 1991, Mr. Hekemian was President of the Trust. From June 24, 2002 through January 15, 2003, Mr. Hekemian served as Chief Financial Officer of the Trust. As Chairman and Chief Executive Officer of the Trust, Mr. Hekemian provides the general, day to day, management of the Trust. His current term as a member of the Board of Trustees is scheduled to expire in April 2005. Mr. Hekemian devotes approximately forty percent (40%) to fifty percent (50%) of his time to execute his duties as an Executive Officer of the Trust. Since 1983, Mr. Hekemian has also been the Chairman of the Board and Chief Executive Officer of Hekemian & Co., Inc., a real estate brokerage and management company which manages the Trust's properties ("Hekemian & Co."). See the section entitled "Certain Relationships and Related Party Transactions" in this Proxy Statement. Mr. Hekemian is a director of Pascack Community Bank. He is also a director, a partner and an officer in numerous private real estate corporations and partnerships.

     Donald W. Barney has served as President of the Trust since 1993, and as a Trustee since 1981. Mr. Barney was elected Treasurer and Chief Financial Officer of the Trust on January 15, 2003. His current term as a member of the Board of Trustees is scheduled to expire in April 2004. Mr. Barney devotes approximately fifteen percent (15%) of his time to discharge his duties as an Executive Officer of the Trust. Mr. Barney was associated with Union Camp Corporation, a diversified manufacturer of paper, packaging products, chemicals and wood products, from 1969 though December 31, 1998 in various positions, including Vice President and Treasurer. Mr. Barney is also a partner and director in several other private real estate investment companies.

     Herbert  C.  Klein,  Esq.,  except  for the time that he served as a United
States Congressman as outlined below, has served as a Trustee since 1961. His current term as a member of the Board of Trustees expires in April 2003. Mr. Klein has been nominated for election to another three (3) year term as Trustee. From 1991 through the end of 1992, Mr. Klein served as President of the Trust. Mr. Klein has been an attorney since 1956 with a practice devoted to real estate, corporate matters and government relations. From March 1995 to January 1999, Mr. Klein was a Director of the law firm of Hannoch Weisman located in Roseland, New Jersey. In January 1999, Mr. Klein became a Partner in the law firm of Nowell Amoroso Klein Bierman P.A., with offices located in Hackensack, New Jersey and New York City. See section entitled "Certain Relationships and Related Party Transactions" in this Proxy Statement. From January 1993 to

January 1995, Mr. Klein was a member of the United States Congress, House of Representatives, for the 8th Congressional District of New Jersey. Mr. Klein is also a former member of the New Jersey Assembly.

     Ronald J. Artinian has served as a Trustee since 1992. His current term as a member of the Board of Trustees is scheduled to expire in April 2004. From 1989 to 1998, Mr. Artinian was an investment banker with Smith Barney, Inc., including positions as a Managing Director and National Sales Manager. Mr. Artinian retired from Smith Barney in January 1998 in order to pursue other business interests as a private investor. Mr. Artinian is a director of Laser Mortgage Management, Inc.

     Alan L. Aufzien has served as a Trustee since 1992. His current term as a member of the Board of Trustees is scheduled to expire in April 2004. Since 1986, Mr. Aufzien has been Chairman and Managing Partner of The Norall Organization, an investment company. From 1980 to 1998, Mr. Aufzien was a partner in the Meadowlands Basketball Association, t/a New Jersey Nets (Member of the National Basketball Association), and was its Chairman and Chief Executive Officer, and then its Secretary and Treasurer, as well as a member of its Board of Directors. Since 1986, Mr. Aufzien has also been the Chairman and Chief Executive Officer of New York Harbour Associates, a real estate developer. Mr. Aufzien is a director of Rent A Wreck of America, Inc.

Meetings of the Board of Trustees; Committees

     During the fiscal year ended October 31, 2002, the Board of Trustees held nine (9) meetings. The Board of Trustees has three (3) standing committees: The Executive Committee, Audit Committee and Nominating Committee. During fiscal 2002, each incumbent member of the Board of Trustees attended more than 75% of the aggregate number of (i) meetings of the Board of Trustees and (ii) meetings of the committees of the Board of Trustees on which he served. John A. Aiello, Secretary and Executive Secretary of the Trust, attends meetings of the Board of Trustees and each of its committees in a nonvoting capacity.

     (a)  Executive Committee

     The current members of the Executive Committee of the Board of Trustees (the "Executive Committee") are Robert S. Hekemian, Donald W. Barney, Ronald J. Artinian, Herbert C. Klein and Alan J. Aufzien. Mr. Hekemian is the Chairman of the Executive Committee. The Executive Committee is authorized to make policy and certain business decisions during any interval between meetings of the Board of Trustees. All decisions of the Executive Committee are reported to the Board of Trustees on a regular basis. During fiscal 2002, the Executive Committee met nine (9) times.

     (b)  Nominating Committee

     The current members of the Nominating Committee of the Board of Trustees are Donald W. Barney, Ronald J. Artinian and Alan L. Aufzien. During fiscal 2002, the Nominating Committee held one (1) meeting at which the Committee determined to recommend to the Board of Trustees that Herbert C. Klein, Esq. be nominated by the Board of Trustees for re-election as a Trustee at the Annual Meeting.

(c) Audit  Committee

     The current members of the Audit Committee of the Board of Trustees (the "Audit Committee") are Ronald J. Artinian and Alan L. Aufzien. Mr. Artinian is the Chairman of the Audit Committee. Each of Mr. Artinian and Mr. Aufzien meet the definition of an "Independent Director" under the applicable rule of the National Association of Securities Dealers listing standards. The Audit Committee held four (4) meetings during fiscal 2002. The Audit Committee selects the independent certified public accountants to audit the books and accounts of the Trust. In addition, the Audit Committee reviews and pre-approves the scope and costs of all services (including non-audit services) provided by the accounting firm selected to conduct the audit. The Audit Committee also monitors the effectiveness of the audit effort and financial reporting and inquires into the adequacy of the Trust's financial and operating controls.

     The Securities and Exchange Commission ("SEC") has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an "Audit Committee Financial Expert" serving on its audit committee. Companies must comply with this disclosure requirement beginning with annual reports for fiscal years ending on or after July 15, 2003.

     Although it is not required to do so at this time, the Board of Trustees has determined that the Trust will comply with this disclosure in this Proxy Statement since the Board of Trustees does not anticipate that there will be a change in the members comprising the Audit Committee during fiscal 2003. Based on its review of the criteria of an Audit Committee Financial Expert under the rule adopted by the SEC, the Board of Trustees does not believe that either member of the Trust's Audit Committee would be described as an Audit Committee Financial Expert.

     Each of Mr. Artinian and Mr. Aufzien have made significant contributions and provided valuable service to the Trust and its shareholders as members of the Audit Committee. The Board of Trustees believes that each of Mr. Artinian and Mr. Aufzien has demonstrated that he is capable of (i) understanding generally accepted accounting principles ("GAAP") and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating the Trust's financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit Committee Financial Expert under the rule adopted by the SEC. Given the business experience and acumen of Mr. Artinian and Mr. Aufzien and their long standing service as members of the

Trust's Audit Committee, the Board of Trustees believes that Mr. Artinian and Mr. Aufzien are qualified to carry out all duties and responsibilities of the Trust's Audit Committee.

     The Board of Trustees believes that only one of its members, Mr. Barney, would qualify as an Audit Committee Financial Expert. Mr. Barney resigned from the Audit Committee in connection with his appointment to the office of Treasurer of the Trust and his assumption of the role of Chief Financial Officer of the Trust. As Chief Financial Officer of the Trust, Mr. Barney has made and will make certain certifications required under the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC with respect to (i) the Trust's financial statements and other financial information included in periodic reports filed with the SEC, (ii) the Trust's disclosure controls and procedures regarding the disclosure to the certifying officers of material information relating to the Trust, and (iii) the Trust's internal controls and whether there are any deficiencies in the design or operation of such internal controls. As a certifying officer of the Trust, Mr. Barney will meet with and make reports to the Audit Committee with respect to the items which are the subject matter of his certifications. The Board of Trustees believes that it is important to maintain independence between the Audit Committee and the certifying officers of the Trust, and that the significance and importance of maintaining such an independent relationship outweigh the importance of having a person who technically satisfies the definition of an Audit Committee Financial Expert serve on the Audit Committee.

     At this time, the Board of Trustees does not believe that it is necessary to actively search for an outside person to serve on the Board of Trustees who would qualify as an Audit Committee Financial Expert

Audit Committee Report

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Trust specifically incorporates this Report by reference therein.

     The Audit Committee meets each quarter during the fiscal year with the Trust's independent auditors and members of Hekemian & Co. and focuses on the following areas:

     a. the adequacy of the Trust's internal controls and financial reporting process and the reliability of its financial statements.

     b. the independence and performance of the Trust's independent auditors and the cooperation received by the independent auditors from Hekemian & Co.

     c. the Trust's compliance with all legal and regulatory requirements with particular emphasis upon all disclosures made by the Trust in its quarterly and annual reports to the SEC.

     The Audit Committee meets separately with Hekemian & Co. and the Trust's independent auditors. The independent auditors have unrestricted access to the Audit Committee. The independent auditors make a quarterly report directly to the Audit Committee without the presence of Hekemian & Co. concerning all of their functions as the Trust's independent auditors.

     The Board of Trustees has adopted a written charter setting out the audit related functions.

     Hekemian & Co. has primary responsibility for the Trust's financial statements and the preparation of all financial statements and the maintenance of the Trust's internal controls.

     The independent auditors audit the annual financial statements prepared by Hekemian & Co., express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Trust in conformity with GAAP and discuss with the Audit Committee any issues they believe should be raised.

     This year, the Audit Committee reviewed the Trust's audited financial statements and met with both Hekemian & Co. and J.H. Cohn, the Trust's independent auditors, to review all financial statements. Hekemian & Co. has represented to the Audit Committee that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America.

     The Audit Committee has received from and discussed with J.H. Cohn the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Trust. The Audit Committee also discussed with J.H. Cohn any matters required to be disclosed in accord with Auditing Standards No. 61. (Communication with Audit Committees).

     On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Trustees that the Trust's audited financial statements be included in the Trust's Annual Report on Form 10-K for the fiscal year ended October 31, 2002, for filing with the SEC.


Audit Committee:
Ronald J. Artinian, Chairman
Alan L. Aufzien

Executive Compensation

     The following table sets forth information concerning the compensation of all of the Executive Officers of the Trust as of October 31, 2002 for services in all capacities to the Trust for the fiscal years ended October 31, 2002, 2001 and 2000. No Executive Officer of the Trust was compensated by the Trust in fiscal 2002, or in any previous fiscal year, in an amount in excess of $100,000. During the fiscal year ended October 31, 2002, Robert S. Hekemian served as Chairman of the Board and Chief Executive Officer of the Trust. Mr. Hekemian also served as Chief Financial Officer of the Trust from and after June 24, 2002 through January 15, 2003. Mr. Hekemian devotes approximately forty percent (40%) to fifty percent (50%) of his business activities to the Trust. During the fiscal year ended October 31, 2002, Donald W. Barney served as President of the Trust. On January 15, 2003, Mr. Barney was elected to the office of Treasurer and assumed the role of Chief Financial Officer of the Trust. Mr. Barney devotes approximately fifteen percent (15%) of his business activities to the Trust. With respect to all compensation, the term "paid" shall mean actually paid or deferred.

SUMMARY COMPENSATION TABLE


                                                             Annual Compensation
                                                             -------------------

                                   Fiscal                                 Other                   All Other
                                 Year Ended     Retainer Fee ($)(2)       Annual              Compensation ($)(4)
                                                -------------------                           -------------------
Name and Principal Position (1)     10/31        Paid     Deferred      Compensation ($)(3)    Paid      Deferred
-------------------------------     -----        ----     --------      -------------------    ----      --------
Robert S. Hekemian
Chairman of the Board, Chief        2002            --    $ 10,000         $ 335                --     $ 20,939
Executive Officer and Chief         2001            --    $ 10,000         $ 108                --     $ 17,275
Financial Officer                   2000         $ 7,000       --           --               $ 11,200       --
Donald W. Barney
President                           2002            --    $ 10,000         $ 335                 --    $ 23,849
                                    2001            --    $ 10,000         $ 108                 --    $ 21,530
                                    2000         $ 7,000       --           --               $ 13,800      --

--------------------

(1) Represents the positions held by each Executive Officer on October 31, 2002. Mr. Barney was elected Treasurer and assumed the role of Chief Financial Officer on January 15, 2003.

(2) Retainer fee represents payment to the Executive Officers for their services as an Executive Officer of the Trust. The amounts deferred have been at the election of the Executive Officer pursuant to the terms of the Deferred Compensation Plan. See Section of this Proxy Statement entitled "Deferred Compensation Plan."


(3) Amounts represent above-market accrued interest earned on retainer fees payable in fiscal 2002 and fiscal 2001, but deferred at the election of the Executive Officers pursuant to the terms of the Deferred Compensation Plan. Payment of accrued interest is deferred until such time that the deferred retainer fees are paid to the Executive Officers. See Section of this Proxy Statement entitled "Deferred Compensation Plan."

(4) Such amounts represent annual retainer fees, if any, Board of Trustees meeting fees, and other fees paid to the Executive Officers as consideration for their service on the Board of Trustees and, if applicable, its committees. In fiscal 2002, all such amounts were deferred at the election of the Executive Officer pursuant to the terms of the Deferred Compensation Plan. Also includes accrued interest earned on deferred retainer fees payable for service as an Executive Officer (other than above market accrued interest on retainer fees payable in fiscal 2002 and fiscal 2001 which is disclosed in the "Other Annual Compensation" column of this Summary Compensation Table) and as a Trustee and deferred meeting fees for attendance at meetings of the Board of Trustees or committees thereof. Payment of accrued interest is deferred until such time that the deferred fees are paid to the Executive Officers. See Section of this Proxy Statement entitled "Deferred Compensation Plan."

     Other than the annual retainer fees and the accrued interest thereon for such fees which have been deferred, the Trust has not made available or paid any compensation or benefits to its Executive Officers, whether it be in the form of bonus, long-term incentive compensation, perquisites, rights, warrants, convertible securities, performance units, performance shares or other similar instruments. There are no employment contracts between the Trust and any of the Executive Officers, nor is there any compensatory plan or arrangement between the Trust and any of the Executive Officers pursuant to which an Executive Officer would receive payments as the result of his resignation, retirement or any other terminating event, or as a result of a change in control of the Trust. The Trust does not maintain any employee benefit plans for Executive Officers, other than the Trust's Equity Incentive Plan.

Fiscal Year-End Option Values

     The following table shows certain information, as of October 31, 2002, regarding the fiscal year-end values of the options held by each of the Executive Officers of the Trust. No options were exercised during fiscal year 2002.

                                              Fiscal Year-End Option Values
                              --------------------------------------------------
                                 Number of Securities               Value of Unexercised
                               Underlying Unexercised              In-The-Money Options
                              Options at Fiscal Year-End (#)       at Fiscal Year-End ($)
                              ------------------------------       ----------------------
Name                          Exercisable   Unexercisable         Exercisable   Unexercisable
----                          -----------   -------------         -----------   -------------
Robert S. Hekemian              56,000           --                $548,800          --
Donald W. Barney                56,000           --                $548,800          --

--------------------
(1) The value of unexercised in-the-money options represents the difference between an option's exercise price and the fair market value of the Shares on October 31, 2002 ($24.80 per Share). The actual value, if any, an Executive Officer may realize upon the exercise of an option will depend upon the excess of the fair market value of the Shares over the exercise price on the date the option is exercised.

Fiscal 2002 Compensation: Trustees and Executive Secretary

     During the fiscal year ended October 31, 2002, each Trustee was entitled to receive an annual retainer fee in the amount of $8,500. Trustees were entitled to receive meeting attendance fees in the amount of $600 for each meeting of the Board of Trustees and its committees attended in person and $300 for each telephonic meeting. The Chairman of the Board, for each Board of Trustees meeting attended, and the chairman of each Board of Trustees committee, for each committee meeting attended, were entitled to receive meeting attendance fees of $700. Trustees were also entitled to receive property site inspection fees in the amount of $700 for each site inspection attended, plus the reimbursement of all reasonable and verified out-of-pocket expenses incurred in connection with the site visit. Trustees are entitled to defer all or any part of retainer, meeting and property site inspection fees pursuant to the terms of the Deferred Compensation Plan. For the fiscal year ended October 31, 2002, the Trustees were paid or elected to defer fees and accrued interest in an aggregate amount of $107,024 as consideration for their services to the Board of Trustees and its committees.

     During the fiscal year ended October 31, 2002, the Executive Secretary of the Trust was entitled to receive a retainer fee in the amount of $18,500 for services to the Trust, including to the Board of Trustees and the committees thereof. The Executive Secretary was also entitled to receive the same meeting attendance and property site inspection fees and expense reimbursement as the Trustees for each Board of Trustees meeting, committee meeting and property site inspection attended. If the Executive Secretary also serves the Trust as an Executive Officer, he is entitled to defer all or any part of retainer, meeting and property site inspection fees pursuant to the terms of the Deferred Compensation Plan. William R. DeLorenzo, Jr., Esq., served as Executive Secretary from November 1, 2001 to January 10, 2002. Christopher McGarry, Esq. served as Executive Secretary from January 10, 2002 to June 24, 2002. Each of Mr. DeLorenzo and Mr. McGarry also served as Executive Officers of the Trust in the office of Treasurer of the Trust. John A. Aiello, Esq. was appointed and has served as Executive Secretary of the Trust since August 21, 2002. Mr. Aiello subsequently became an Executive Officer of the Trust upon being elected to the office of Secretary on January 15, 2003. During the fiscal year ended October 31, 2002, the Trust paid or deferred fees and accrued interest in the aggregate amount of $20,185 to the persons who served the Trust as Executive Secretary. Mr. Aiello remits all fees received by him to the law firm of Giordano, Halleran & Ciesla, P.C., of which Mr. Aiello is an officer and shareholder. See Section of this Proxy Statement entitled "Certain Relationships and Related Party Transactions."

Fiscal 2003 Compensation: Trustees and Officers

     As of February 19, 2003, the Board of Trustees has not determined the retainer or fee rates at which the Trustees and Executive Officers will be compensated during fiscal 2003, except for the Executive Secretary whose annual compensation rate has been increased from $18,500 to $20,000.

Deferred Compensation Plan

     Effective November 1, 2000, the Board of Trustees adopted a deferred compensation plan (the "Deferred Compensation Plan") for its Executive Officers and its Trustees. Pursuant to the Deferred Compensation Plan, any Executive Officer or Trustee may elect to defer receipt of any retainer, meeting attendance, or property site inspection fee. The Trust has agreed to pay any such Executive Officer or Trustee, who elects to participate in the Deferred Compensation Plan, interest on any deferred fees at the rate of nine percent (9.0%) per annum, compounded quarterly. Any such deferred fee and the interest accrued thereon shall be paid at the later of: (i) the retirement age specified by the Executive Officer or Trustee in the deferral election; (ii) actual retirement of the Executive Officer or Trustee; or (iii) upon cessation of duties as an Executive Officer or Trustee. The Deferred Compensation Plan provides that any such deferred fees will be paid in a lump sum or in annual installments over a period not to exceed ten (10) years, at the election of the Executive Officer or Trustee. The Trust will not create a cash sinking fund for such deferred fees. As a result, any Executive Officer or Trustee who elects to participate in the Deferred Compensation Plan is an unsecured creditor of the Trust with respect to any such deferred fee.

Compensation Report

     The full Board of Trustees determines the amounts of the annual retainer and meeting fees paid to the Executive Officers and Trustees. As set forth in the "Summary Compensation Table" included in this Proxy Statement, the Executive Officers receive only a nominal retainer fee as annual compensation for their services as Executive Officers of the Trust. The Board of Trustees may consider increasing the annual retainer fees payable to Executive Officers of the Trust in fiscal 2003.

Board of Trustees:

Robert S. Hekemian         Alan L. Aufzien

Donald W. Barney           Ronald J. Artinian

Herbert C. Klein, Esq.

Performance Graph

     The graph below compares the cumulative total return on the Shares for the period covering the five (5) fiscal years ended October 31, 2002 with the performance of the Russell 2000 Index and the NAREIT Equity REIT Index. The graph assumes that $100 was invested on October 31, 1997 in the Trust's Shares, the Russell 2000 Index, and the NAREIT Equity REIT Index, and that all dividends were reinvested.




FIRST REAL ESTATE INVT TR N J

                                                            Cumulative Total Return
                                     --------------------------------------------------------------------
                                           10/97      10/98      10/99      10/00       10/01      10/02



FIRST REAL ESTATE INVESTMENT TRUST        100.00     129.73     126.70     151.14      170.51     284.31
RUSSELL 2000                              100.00      88.16     101.27     118.89      103.79      91.79
NAREIT EQUITY                             100.00      87.22      81.08      95.91      109.62     116.60




Certain Relationships and Related Party Transactions

     Robert S. Hekemian, Chairman of the Board and Chief Executive Officer of the Trust, and his sons, Robert S. Hekemian, Jr., Bryan S. Hekemian and David B. Hekemian, are the sole shareholders of Hekemian and Co. Robert Hekemian holds a 12.7% interest in Hekemian & Co. The balance of the interests in Hekemian & Co. are held by Robert Hekemian, Jr., Bryan Hekemian and David Hekemian. Robert Hekemian is currently the Chairman of the Board of Hekemian & Co. Each of Robert Hekemian's sons and his brother-in-law are also officers of Hekemian & Co. and serve in the positions set forth opposite their names.


     Robert S. Hekemian, Jr. (son) -- Executive Vice President
     Bryan S. Hekemian (son) -- Vice President and Secretary
     David B. Hekemian (son) -- Vice President and Treasurer
     Serge Krikorian (brother-in-law) -- Vice President-Insurance Department

     On April 10, 2002, the Trust and Hekemian & Co. executed a new Management Agreement, effective as of November 1, 2001, replacing the Management Agreement dated December 20, 1961, as extended. The term of the new Management Agreement runs from October 1, 2001 to October 31, 2003. The term automatically renews for another two (2) year period unless either party gives at least six (6) months prior notice to the other party of non-renewal. The Trust may also terminate the new Management Agreement (i) without cause upon one (1) year's prior written notice, (ii) for cause if Hekemian & Co. has not cured an event of default within thirty (30) days of receipt of notice of termination from the Trust, or
(iii) in the event of an acquisition of the Trust where the Trust ceases to effectively exist as an operating entity. The new Management Agreement provides for a termination fee in the event of a termination by the Trust without cause or following an acquisition of the Trust, or upon the non-renewal of the agreement under certain circumstances. Under the new Management Agreement, Hekemian & Co. will continue as Managing Agent for the Trust and the Trust's properties which the Trust owned on the effective date of the new Management Agreement and will act as Managing Agent for the Preakness Shopping Center which was acquired on November 1, 2002 by WaynePSC, an affiliate of the Trust. The Trust may retain Hekemian & Co. or other managing agents to manage certain other properties acquired in the future and to perform various other duties such as sales, acquisitions, and development with respect to any or all of the Trust's currently owned or future acquired properties. Hekemian & Co. is no longer the exclusive advisor for the Trust to locate and recommend to the Trust investments. Pursuant to the terms of the new Management Agreement, the Trust pays Hekemian & Co. certain basic management fees, mortgage fees, administrative fees, other miscellaneous fees and leasing commissions as compensation for its services. The new Management Agreement includes a detailed schedule of such fees and commissions for those services which the Managing Agent may be called upon to perform.

     From time to time, the Trust engages Hekemian & Co. to provide certain additional services, such as consulting services related to development and financing activities of the Trust. Separate fee arrangements are negotiated between the Trust and Hekemian & Co. with respect to such services.

     The Trust has a seventy-five percent (75%) interest in S And A Commercial Limited Partnership ("S&A") which owns the Olney Town Shopping Center in Olney, Maryland. The remaining twenty-five percent (25%) interest in S&A is owned by Robert Hekemian, Jr., Bryan Hekemian and David Hekemian, each of whom is an officer and employee of Hekemian & Co. and the son of Robert Hekemian, Allan Tubin, an officer and employee of Hekemian & Co., and Christopher Bell, an officer and employee of an affiliate of Hekemian & Co.

     During the fiscal year ended October 31, 2002, the Trust and S&A paid Hekemian & Co. management fees in the approximate aggregate amount of $817,000 and mortgage refinancing fees and leasing commissions in the approximate aggregate amount of $280,000.

     On April 10, 2002, the Trust acquired a forty percent (40%) equity interest in WaynePSC, LLC, a New Jersey limited liability company ("WaynePSC"). H-TPKE, LLC, a New Jersey limited liability company, acquired a sixty percent (60%) equity interest in WaynePSC. Members of the immediate family of Robert S. Hekemian and other employees of Hekemian & Co. control approximately seventy-three percent (73%) of the membership interests in H-TPKE, LLC. The Trust is the Managing Member of WaynePSC. On November 1, 2002, WaynePSC acquired a 323,000 +/- sq. ft. community shopping center located in Wayne, New Jersey, known as the Preakness Shopping Center. Total acquisition costs of $35.5 million for the shopping center were financed in part by $9 million of pro rata capital contributions by the members of WaynePSC, including $3.6 million contributed by the Trust. Hekemian & Co. is the Managing Agent for the Preakness Shopping Center. During the fiscal year ended October 31, 2002, WaynePSC paid Hekemian & Co. an acquisition fee in the amount of $875,000. It is expected that Hekemian & Co. will receive an annual property management fee in the approximate amount of $167,000 from WaynePSC.

     The Trust owns a forty percent (40%) membership interest in Westwood Hills, LLC ("Westwood Hills") which is the owner of a 210 unit residential apartment complex in Westwood, New Jersey. In addition, certain Trustees (Robert S. Hekemian, Donald W. Barney, Herbert C. Klein, Esq. and Ronald J. Artinian) and members of the immediate families of certain Trustees (Robert S. Hekemian and Herbert C. Klein, Esq.) beneficially own thirty-five percent (35%) of the membership interests in Westwood Hills. Pursuant to the terms of an operating agreement, the Trust is the managing member of Westwood Hills. Hekemian & Co. currently serves as the Managing Agent for Westwood Hills. During fiscal 2002, Westwood Hills paid approximately $162,000 in management fees to Hekemian & Co.

     The law firm of Nowell Amoroso Klein Bierman, P.A. was retained by the Trust during fiscal 2002 to furnish legal services and received $55,165 in fees from the Trust for its services. Mr. Klein, a Trustee, is a partner in the law firm. Mr. McGarry and Mr. DeLorenzo, each of whom served as Executive Secretary and Treasurer of the Trust for a period during fiscal 2002, had also been partners in the law firm until each departed the firm during 2002.

     The law firm of Giordano, Halleran & Ciesla, P.C. has been retained by the Trust to furnish legal services. Mr. Aiello, who was appointed Executive Secretary in August 2002 and who became an Executive Officer of the Trust in January 2003 upon being elected to the office of Secretary of the Trust is an officer and shareholder in the law firm. During fiscal 2002, Giordano, Halleran & Ciesla, P.C. received $21,260 in fees from the Trust for its services. In addition, Mr. Aiello endorsed over to the law firm the amount of $5,835, representing fees which Mr. Aiello received in connection with his services as Executive Secretary of the Trust during fiscal 2002.

                                 OTHER MATTERS

     The Board of Trustees does not know of any other business which will be presented for consideration at the Annual Meeting. Except as the Board of Trustees may otherwise permit, only the business set forth and discussed in the Notice of Meeting and this Proxy Statement may be acted on at the Annual Meeting. If any other business incident to the Annual Meeting is properly presented at the Annual Meeting, or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Selection of the  independent  public  accountants for the Trust is made by the Audit Committee. J.H. Cohn has been selected as the Trust's independent public accountants for the current fiscal year. J.H. Cohn has audited the books, records and accounts of the Trust since 1991 and has provided both audit and non-audit services (principally, income tax compliance, income tax consultation and sundry consultation projects) to the Trust. All audit and non-audit services provided by J.H. Cohn are pre-approved by the Audit Committee which gives due consideration to the potential impact of non-audit services on auditor independence.

     In accord with Independent Standard Board Standards No. 1(Independence Discussion with Audit Committees) the Trust received a letter and verbal communication from J.H. Cohn that it knows of no state of facts which would impair its status as the Trust's independent accountants. The Audit Committee has considered whether the non-audit services provided by J.H. Cohn are compatible with maintaining its independence and has determined that the nature and substance of the limited non-audit services have not impaired J.H. Cohn's status as the Trust's Independent Auditors.

Audit Fees

     J.H. Cohn billed the Trust a total of $31,250 during fiscal 2002 and a total of $29,457 during fiscal 2001 for professional services rendered in connection with audit services rendered to the Trust.

 Audit-Related Fees

     J.H. Cohn did not bill the Trust for any audit-related services during fiscal 2002 or fiscal 2001.

Tax Fees

     J.H. Cohn billed the Trust a total of $3,400 during fiscal 2002 and $3,000 during fiscal 2001 for tax return preparation.

 All Other Fees

     J.H. Cohn did not bill the Trust for any other services during fiscal 2002, but billed the Trust a total of $4,808 rendered in fiscal 2001 for services in connection with a due diligence review.

Presence at Annual Meeting

     Representatives of J.H. Cohn will be present at the Annual Meeting and will have an opportunity to make a statement if the representatives desire to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

     The Annual Report to Shareholders (the "Annual Report") for the fiscal year ended October 31, 2002 accompanies this Proxy Statement. J.H. Cohn has audited the financial statements of the Trust for the fiscal year ended October 31, 2002, which financial statements are contained in the Annual Report. Such Annual Report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be part of the proxy soliciting material.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Trust's Executive Officers and Trustees, and persons who own more than ten percent (10%) of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive Officers, Trustees and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Trust with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Trust's review of the copies of such forms it has received, the Trust believes that all of its Trustee's, Executive Officers and greater than ten percent (10%) beneficial owners complied with all filing requirements applicable to them with respect to reports required to be filed by
Section 16(a) of the Exchange Act during fiscal 2002.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for presentation at the Trust's next annual meeting must be received by the Trust at its principal executive office for inclusion in its proxy statement and form of proxy relating to that meeting no later than October 31, 2003.

     THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE NOMINEE, HERBERT C. KLEIN, ESQ., TO THE BOARD OF TRUSTEES.

     THE TRUST SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF THE TRUST. REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, 505 MAIN STREET, P.O. BOX 667, HACKENSACK, NEW JERSEY 07602.

     ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND THEIR PROXIES WITHOUT DELAY TO REGISTRAR AND TRANSFER COMPANY, 10 COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                                John A. Aiello, Secretary
February 28, 2003

                                 REVOCABLE PROXY
                First Real Estate Investment Trust of New Jersey

                    [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                     Annual Meeting of Holders of Shares of
                      Beneficial Interest - April 15, 2003

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

     The undersigned hereby nominates and appoints Robert S. Hekemian and Aiello, and each of them, the true and lawful attorneys, agents and undersigned, with full power of substitution, to vote with respect to all of representing beneficial interests, of FIRST REAL ESTATE INVESTMENT OF NEW JERSEY standing in the name of the undersigned at the close of February 19, 2003, at the annual meeting of holders of shares of beneficial be held at the Trust's headquarters, 505 Main Street, Hackensack, 07601, on April 15, 2003 at 7:30 p.m., and at any and all adjournment or ments thereof, with all powers that the undersigned would possess if personally and especially (but without limiting the general authorization and power given) to vote as indicated hereon.

                                                                With-
                                                   For          hold
1. ELECTION OF TRUSTEE:                            [ ]          [ ]
   Herbert C. Klein, Esq.

2. In their discretion upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted FOR the election of the nomineeindicated on this Proxy.

IMPORTANT: Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign.


          Please be sure to sign and date this Proxy in the box below.


                          -----------------------------
                                      Date

                          -----------------------------
                             Shareholder sign above

                          -----------------------------
                          Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

---------------------------

---------------------------

---------------------------

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